UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: October 24, 2017
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800
Denver, Colorado 80265
(Address of principal executive offices and zip code)

(303) 672-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01	Completion of Acquisition or Disposal of Assets

As previously reported, on July 26, 2017, QEP Resources, Inc., a Delaware corporation ("QEP" or "the Company"), through its wholly owned subsidiary, QEP Energy Company, a Texas corporation ("Buyer"), entered into a definitive purchase and sale agreement (the "Purchase Agreement") with JM Cox Resources, L.P., a Texas limited partnership ("JM Cox"), Alpine Oil Company, a Texas corporation ("Alpine"), and Kelly Cox ("Cox", and collectively with JM Cox and Alpine, each individually a "Seller" and collectively, "Sellers") to acquire oil and natural gas interests in the Permian Basin, primarily located in Martin County, Texas from Sellers (the "Acquisition"). On October 24, 2017, the Company closed the Acquisition for a purchase price of approximately $683.5 million (the "Purchase Price"), subject to post-closing purchase price adjustments. Approximately 700 additional acres contracted for in the transaction were not included in the closing, but are expected to be acquired by the Company within the next 30 days for an aggregate purchase price not to exceed $38.0 million. Within 10 business days of closing the Acquisition, QEP is obligated to make offers to various persons who own additional oil and gas interests in certain properties included in the Acquisition on substantially the same terms and conditions as the purchase described above. If all offers are accepted, the aggregate purchase price is not expected to exceed $65.0 million.

All of the Purchase Price was funded with proceeds from the sale of assets in Pinedale (the "Pinedale Divestiture"), previously deposited with a qualified intermediary to facilitate a like-kind-exchange under Section 1031 of the Internal Revenue Service Code. The Purchase Price remains subject to certain post-closing adjustments under the terms of the Purchase Agreement.

The Purchase Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on July 26, 2017, and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Exchange Act.  Forward-looking statements can be identified by words such as "anticipates," "believes," "forecasts," "plans," "estimates," "expects," "should," "will" or other similar expressions.  Such statements are based on management's current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Actual results may differ materially from those predicted as a result of factors over which the Company has no control. Such factors include, but are not limited to, the failure of potential sellers to timely accept the Company’s offers; the inability of the parties to the acquisitions to satisfy the conditions to the consummation of closing; and other factors identified in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. The Company undertakes no obligation to publicly correct or update the forward-looking statements to reflect future events or circumstances.

Item 2.02	Results of Operations and Financial Condition

On October 25, 2017, the Company issued a press release to report financial and operating results for the period ended September 30, 2017, and to provide an update to 2017 guidance. A copy of the Company's release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

The Company's press release announcing its financial results for the period ended September 30, 2017, includes non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's financial and operating performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G and Item 10(e)(1)(i) of Regulation S-K, the Company has provided quantitative reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures (unless there is no directly comparable GAAP financial measure).

The information contained in Item 2.02 to this Form 8-K, including the exhibit, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and the information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Exhibit

10.1
Purchase and Sale Agreement, dated July 26, 2017, by and between QEP Energy Company, as buyer, and JM Cox Resources, L.P., Alpine Oil Company, and Kelly Cox, collectively as sellers (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 26, 2017).

99.1	Press release issued October 25, 2017, by QEP Resources, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP Resources, Inc.
(Registrant)

October 25, 2017

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and Chief Financial Officer

List of Exhibits:

Exhibit No.	Exhibit

10.1
Purchase and Sale Agreement, dated July 26, 2017, by and between QEP Energy Company, as buyer, and JM Cox Resources, L.P., Alpine Oil Company, and Kelly Cox, collectively as sellers (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 26, 2017).

99.1	Press release issued October 25, 2017, by QEP Resources, Inc.